UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM 8-K
_________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  September 16, 2025
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GREEN PLAINS INC.
(Exact name of registrant as specified in its charter)
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Iowa	001-32924	84-1652107
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1811 Aksarben Drive
Omaha, Nebraska 68106
(Address of Principal Executive Offices) (Zip Code)
(402) 884-8700
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 16, 2025 (the “Execution Date”), Green Plains Inc. (“Seller” and the “Company”), entered into a Tax Credit Purchase Agreement (the “Agreement”) with Freepoint Commodities C LLC (“Buyer” and, together with Seller, the “Parties” and, each, a “Party”), pursuant to which Seller agreed to supply production tax credits available under Section 45Z to Buyer from the production of Seller’s ethanol at its Nebraska facilities between January 1, 2025 and December 31, 2025 (the “Production Year”). Under the Agreement, Seller expects to deliver up to $65 million worth of credits to Buyer, upon satisfaction of certain conditions. The confidential purchase price, which includes a market-based discount for such credits, is payable in Q1 2026 to Seller, and at Seller’s option, available in advance at a market-based discount rate.

Each Party has the right to request an amendment to the Agreement to extend the term and scope, on mutually satisfactory terms, with respect to Seller’s aggregate production for its Nebraska plants each annual period from January 1, 2026 through December 31, 2029, and Buyer has certain rights to Seller’s 2025 excess credits from its Nebraska facilities.

The Agreement became effective on the Execution Date and will continue in full force and effect unless terminated by a Party. The Parties may terminate the Agreement if certain customary events of default occur and are not cured within a certain time period. The Parties may also terminate the Agreement if there is a retroactive change in tax law that is reasonably likely to limit, restrict, reduce or disallow the transferred credits or the transfer thereof or creates a reasonable likelihood that the transferred credits will not be allowed or will be lost, disallowed or reduced. Payment obligations are guaranteed by Buyer’s affiliate. The Agreement contains certain customary representations, warranties, covenants, confidentiality, and indemnity provisions.

The foregoing description of the terms of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the form of the Agreement, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On September 17, 2025, the Company issued a press release announcing the agreement to sell production tax credits. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Tax Credit Purchase Agreement By and Between Green Plains Inc. (“Seller”), and Freepoint Commodities C LLC (“Buyer”)*
99.1	Press Release, dated September 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Plains Inc.

Date: September 17, 2025	By:	/s/ Michelle S. Mapes
Michelle S. Mapes
Chief Legal and Administration Officer and Corporate Secretary